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                                   SCHEDULE 2

                  Lincoln National Social Awareness Fund, Inc.
                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1
                              As of October 1, 1998

Multi Fund Variable Annuity

eAnnuity

Multi Fund Variable Life

GVA I, II, III

Group Multi Fund

Multi Fund - Non-registered

Director

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf by its duly authorized officer on the date specified below.

Date:  10/1/98                      Lincoln National Social Awareness Fund, Inc.
     ----------------------
                                  By:  /s/    Kelly D. Clevenger
                                     -----------------------------------------
                                       Kelly D. Clevenger,
                                       President


Date:    10/1/98                    The Lincoln National Life Insurance Company
     ----------------------
                                  By:  /s/   Stephen H. Lewis
                                     -----------------------------------------
                                       Stephen H. Lewis,
                                       Senior Vice President